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                                                                    EXHIBIT 23-B



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statements of Lockheed Martin Corporation on Form S-8 (relating to the Lockheed Martin Corporation Supplemental Savings Plan, the Lockheed Martin Corporation Salaried Savings Plan, the Lockheed Martin Corporation Salaried Savings Plan II, the Lockheed Martin Corporation Hourly Employee Savings Plan Plus and the Lockheed Martin Corporation Hourly Employee Investment Plan Plus) of our report dated May 17, 1996 on our audits of the consolidated financial statements of Loral Corporation and Subsidiaries -Retained Business, which is now known as Lockheed Martin Tactical Systems Inc., a subsidiary of Lockheed Martin Corporation, as of March 31, 1996 and 1995 and for the years ended March 31, 1996, 1995 and 1994, which report is incorporated by reference in these Forms S-8 from Lockheed Martin Corporation, Form 8K dated June 18, 1996.



                                                /s/ COOPERS & LYBRAND L.L.P.

     New York, New York
     January 21, 1997